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                                                                  (EXHIBIT 10.6)


FOR IMMEDIATE RELEASE
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                 COST PLUS, INC. ANNOUNCES MANAGEMENT CHANGES;
                  MURRAY DASHE, VICE CHAIRMAN AND PRESIDENT;
         PATRICIA SAUCY NAMED VICE PRESIDENT, FINANCE AND ACTING CFO

     OAKLAND, CA -- September 3, 1997 -- Cost Plus, Inc. (Nasdaq:CPWM) announced today several management changes, effective immediately. Murray H. Dashe, 55, who joined Cost Plus in June 1997 as Vice Chairman, assumes the additional title of President, and will continue to be responsible for the day-to-day operations of the Company.

     Patricia T. Saucy, 46, previously Vice President and Controller was promoted to Vice President, Finance and Acting Chief Financial Officer. Additionally, Charmaine D. Casella, 35, who served as Assistant Controller, was promoted to Controller. These management changes were made following the resignation of Alan E. Zimtbaum, who previously served as President, Chief Operating Officer, Chief Financial Officer and Secretary.

     "These changes will allow us to continue to implement our corporate strategy," said Ralph D. Dillon, Chairman and Chief Executive Officer. "Our operating and financial management depth is solid and we are poised to go forward with this experienced management team. We wish Alan all the best in his future endeavors and we thank him for his contributions to Cost Plus," stated Dillon.

     Saucy joined Cost Plus in January, 1991 as Vice President and Controller. Prior to that, she served as Vice President and Controller for Crescent Jewelers and as Assistant Controller for Ross Stores. Ms. Saucy received a B.S. degree in Business Administration from California State University at Hayward and an M.B.A. degree from St. Mary's College in Moraga, California and is a Certified Public Accountant.

     Casella served as Assistant Controller since February 1993 when she joined Cost Plus. She was previously Corporate Accounting Manager for Nestle Food Company and a Manager with the public accounting firm of Price Waterhouse LLP. Ms. Casella received a B.S. degree in Accounting from the University of Arizona and is a certified public accountant.

     Cost Plus, Inc. is a leading retailer of casual home living and entertaining products. The Company operates 65 stores under the name "Cost Plus World Market" in 12 states.

               CONTACT:     Ralph D. Dillon          Murray H. Dashe
                            Chairman and CEO         Vice Chairman and President
                                    (510) 893-7300 ext. 3002